EXHIBIT 23.1


Independent Auditors' Consent


We consent to the incorporation by reference in the Registration Statements of MDSI Mobile Data Solutions Inc. on Form S-8 (Registration Numbers 333-99761, 333-50558 and 333-33528) of our report dated March 25, 2004 appearing in the Annual Report on Form 10-K for the year ended December 31, 2002.




/s/ Deloitte & Touche LLP
Chartered Accountants
Vancouver, British Columbia
March 25, 2004